UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2007

Banks.com, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	001-33074	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices) (Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 2, 2007, the shareholders of Banks.com, Inc. (the “Company”) approved an increase in the number of shares reserved for issuance under the Company’s 2005 Equity Incentive Plan (the “Plan”) from 1,744,124 to 2,544,124 shares of common stock (the “Plan Increase”). The Plan Increase became effective on November 27, 2007.

As a result of the numerous amendments made to the Plan since its initial adoption, the Board of Directors of the Company decided that it was in the best interests of the Company and its shareholders to amend and restate the entire Plan to incorporate all amendments thereto. The Plan Increase is reflected in the Company’s Amended and Restated 2005 Equity Incentive Plan (the “Amended and Restated Plan”).

A copy of the Amended and Restated Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On November 2, 2007, the shareholders of the Company approved an amendment to Article I of the Company’s Amended and Restated Articles of Incorporation, as amended to change its corporate name to “Banks.com, Inc.” (the “Charter Amendment”). The Company previously used the name “InterSearch Group, Inc.” The Charter Amendment became effective when it was filed with the Florida Department of State on November 27, 2007.

A copy of the Charter Amendment reflecting the new corporate name is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Banks.com, Inc.

10.1	Banks.com, Inc. Amended and Restated 2005 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2007	BANKS.COM, INC.

	By:	/s/ Gary W. Bogatay, Jr.
	Name:	Gary W. Bogatay, Jr.
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)